Exhibit 10.6 Commercial Lease Agreement

POWDER HORN PROPERTIES, LLC

COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement (‘Agreement is made and effective this 31st day of March 2004, by and between POWDERHORN PROPERT LLC, an Idaho Limited Liability Company, (hereafter “Owner”), and ENERGENX, INC (hereafter “Tenant”), upon the following terms and conditions:

1.

LEASED  PREMlSE:  The Owner hereby leases to the Tenant the real property and improvements located at 6200 East Commerce Loop, Post Falls, Idaho 83854. The leased premises include 6 unreserved vehicle parking spaces. The real property and improvements are collectively referred to as the Premises

2.

 USE 0F PREMlSES: The Premises shall he used by Tenant exclusively for ordinary and lawful business and commercial purposes. Tenant has inspected and examined the Premises and declares that the Premises are acceptable and suitable for all uses and purposes intended by Tenant.

3.

TERM OF LEASE: The term of this lease shall be for 2 year(s) commencing on April 1, 2004, and ending on March 31, 2006, unless extended or terminated prior to the expiration date as provided herein.

4.

SECURITY DEPOSIT: Owner agrees to waive the Security Deposit of $2200.00 in lieu of receiving payment of 2 years rent in the amount of $52 ,800.00 when Lease is executed.

5.

 RENT: Tenant shall pay the total sum of $ as rent for the nitial full term of this Agreement.

6.

 OPTION TO RENEW: The Tenant is hereby granted an option to renew this Agreement for an additional 2 year(s) term, on the following conditions’

6.1.

The Tenant must not be in default of this Lease.

6.2.

At lease ninety (90) days before the expiration of the Lease Term, the Tenant shall notify the Owner in writing of the Tenant’s election to renew this Agreement for an additional term.

6.3.

 During the renewal term, the total rent amount shall be the previous rent amount increased by - $100.00 per month. During the renewal term, rent shall be paid in advance in equal monthly installments on or before the 5 day of each calendar month.

7.

 REAL ESTATE TAXES: Owner shall pay all real property taxes and assessments for the Premises coming due during the effectiveness of this Agreement

8.

UTILITIES: Tenant agrees to pay all deposits  fees and charges when due for electricity, water, gas, telephone and any other utility services used on the Premises during the term of this Agreement or any extension.

9.

TENTANT IMPROVEMENTS: Tenant shall make no alterations or improvements to the Premises without the prior written consent of the Owner, which consent shall not be unreasonably withheld. All Tenant Improvements approved by the Owner must also be inspected and approved by the governmental authority having jurisdiction over the Premises. Owner consents to the installation, at Tenant’s sole cost and expense, of exterior signs advertising the Tenants business.

10.

REPAIR AND MAINTENANCE: Tenant shall care for and maintain the Premises as they exist on the date of this Agreement Tenant shall net store, rest, or prop any material, tools, equipment, etc., against any exterior or Interior walls, as to cause damage, dents, scuff paint, or mar the finish of the interior or exterior walls. Tenant is responsible and liable for all damage to the Premises except for ordinary wear and tear. Tenant shall Immediately notify the Owner in the event of any damage to the Premises. Tenant is responsible for all snow removal on Tenant’s parking area and sidewalks and to maintain safe pathways from Tenant’s parking area to the Premises. The Tenant shall be responsible for all damage to the parking area, landscaping, buildings or Premises caused by Tenant or Tenants agent or employee Tenant shall be responsible for any injuries suffered by Tenant or any other person due to Tenant’s failure to safely maintain the Premises including parking area and sidewalks,

11.

 ASSIGNMENT AND SUBLETTING:  The Tenant shall not assign any rights or interest under this Agreement, nor sublet all or any part of the Premises without first obtaining the written consent of the Owner, which consent shall not be unreasonably withheld. Any request for the Owners approval of an assignment or sublease shall be n writing and set forth sufficient details of the proposed transfer.

12.

DAMAGE TO TENANT’S PROPERTY:. Any damage or loss to the Tenants inventory, stock, equipment, fixtures or other personal property on the Premises shall be at the sole risk of the Tenant.

13.

DESTRUCTION OF PREMISES:  In the event of any casualty partially or fully destroying the Premises, Tenant shall give Owner immediate notice of the event and damage. The Owner shall have a reasonable period of time after the date of notification to give written notice to the Tenant of the Owner’s intentions to restore the Premises m terminate this Agreement.

13.1.

It the damage is such that Tenant can operate Tenant’s business, and the damage was not caused by Tenant’s negligence, then during the period of casualty and restoration, the rent of the Premises shall be rebated in the same ratio as that portion of the Premises rendered unfit for occupancy shall bear to the whole of the rented Premises.

13.2

 If the building is damaged in such a way that Tenant cannot operate Tenant’s business, and the damage was not caused by I negligence, then the rent shall be fully rebated until the Promises is restored or the Agreement is terminated as provided herein

13.3.

If the building is damaged as a result of Tenant’s negligence, or the negligence of any of Tenant’s, agents, patrons or employees, then there shall be no abatement of rent.

13.4.

 Tenant agrees that abatement of rent is tenants only remedy against Owner for any destruction or damage to the Premises regardless of fault

14.

UNLAWFUL, IMPROPER OR OFFENSIVE USE:  The Tenant shall not make nor allow to be made arty unlawful, Improper or offensive use of the Premises. The Tenant shall not permit any waste on the Premises, a public or private nuisance that may disturb the quiet enjoyment of other nearby tenants or landowners, or any unlawful activity on the Premises. The Tenant, Tenants employees or visitors shall not operate any machine, vehicle, or any product that produces harmful or obnoxious odors or fumes inside the building. The Tenant shall be responsible and shall pay all damages and charges to the State or municipal government or any others for any nuisance made or suffered during the effectiveness of this Agreement.

15.

 ENVIRONMENTAL MATTERS: The Tenant warrants that the Premises will be kept free of all hazardous or toxic substances, wastes and materials which are regulated under any federal, state or local laws, ordinances or regulations, in the event the Owner is held liable for any environmental contamination or other violation of any such law, ordinance or regulation due to the actions of the Tenant or any agent, employee or Invitee of the Tenant, the Tenant agrees to fully indemnify and hold the Owner harmless from any and all such liability and costs, Including any expenses for assessment remediation and disposal, attorney fees and all other costs related thereto.

16.

INDEMNITY AND INSURANCE: Tenant covenants that the Owner shall not be liable for any damage or liability of any kind during the term of this Agreement or any extension thereof, from any cause whatsoever related to Tenant’s possession of the Premises and that Tenant will indemnify and save Owner harmless from all liability or losses (including attorneys fees and court costs). The Owner shall insure, at the Owner’s sole expense, the building on the Premises against the risk of tire. The Tenant shall not be considered a co-insured  under any policy  purchased by the Owner. The Tenant shall provide at the Tenant’s sole expense, bodily liability insurance with limits of not less than $300,000 per person and $ 1,000,000 per occurrence insuring against any and all liability with respect to the Premises or  arising  out of the maintenance, use, occupancy, product or service provided therein and property damage liability insurance with a limit of not less than $100,000 per accident or occurrence, The Tenant shall also maintain, at the Tenants own expense, a fire and casualty insurance policy on all fixtures, furniture equipment and other personal property belonging to Tenant. Tenant is  to name Owner as “Additional Insured”. Proof of such insurance shall be furnished to Owner prior to occupying premises. Each policy shall require that notice of termination of insurance be delivered to Owner. In the event Tenant changes insurers, Tenant agrees to immediately notify Owner and to provide new proof of insurance. Failure to comply with this provision constitutes, at the election of Owner, a material breach of this Agreement

17.

SURRENDER OF PREMISIS: The Tenant shall, upon expiration of the term hereby created or upon earlier temination hereof for any reason, quit and surrender the Premises in good order, condition and repair. If the Premises are not surrendered err the last day of the term hereby created or on the earlier termination thereof, the Tenant shall indemnify the Owner against any and all loss or liability resulting from delay by the Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant, attorney fees and costs,

18.

HOLDING OVER: If the Tenant shall hold over after tire expiration or termination of the term of this Agreement or extensions thereof, then the Tenant may, at the sole option of the Owner, become a tenant on a month basis, at any monthly rental amount specified by the Owner,

19.

 DEFAULT OF TENANT AND REMEDIES: The complete and timely performance of each and every obligation of the Tenant under this Agreement is an essential element of this Agreement. if the Tenant shall neglect or fail to perform and observe any of the terms and covenants in this Agreement, and such default shall continue for a period of three (3) days after the service of a written notice from the Owner to time Tenant specifying such default, then the Owner may terminate this Agreement and/or exercise all rights and seek all remedies provided under Idaho law, In the event the Owner files and action seeking the Tenant eviction, Tenant shall remain liable for all sums then due and subsequently com due under this Agreement. Before Tenant shah exercise any remedy at law or equity against Owner, Tenant agrees to pay all rent that is due.

20.

REMOVAL OF FIXTURES: The Tenant shall have the right, at the expiration or termination of this Agreement, to remove from the Premises all trade fixtures and equipment belonging to the Tenant. In the event of such removal, the Tenant agrees to restore the Premises as nearly as possible to the same condition as prier to the installation of the fixtures arid/or equipment and pay for all costs necessary to repair or replace any damage to the premises

21.

 LIENS: If any lien or liens of any kind or type shall be filed against the Premises because of the Tenant’s activity thereon, the Tenant shall, within ten (10) days thereafter, at Tenants own cost and expense, cause such lien or lions to be discharged, by the payment of the same in full or by the filing of a bond or bonds as may be necessary for that purpose. If the Tenant fails or refuses to obtain the release or discharge said lien or inns, the Owner may pay such sums as are necessary to cause the discharge of the lien(s), and the Tenant shall be obligated to reimburse the Owner for all such sums paid with the next rent payment coming due,

22.

INTERPRETATION: This Agreement shall be interpreted in a fair and simple manner in accordance with the plain meaning of the words used. This Agreement shall not be interpreted strictly for or against either party.

23.

NON-WAIVER. If the Owner fails to strictly enforce any portion of this Agreement, such failure shall not he a waiver of further enforcement or of any rights for similar breach at a later date.

ABANDONMENT OF PREMISES: In the event the Tenant abandons the Premises and defaults in the payment of tent, during the Option Term, the Owner may enter the Premises, take and store, at Tenant’s expense, all of the Tenants possessions found therein. After sixty (60) days, Owner shall mail notice to the Tenant’s last known address, notifying the Tenant that the possessions will he sold, Thirty (30) days thereafter, Owner may sell all property and apply the proceeds to any money owed to Owner, Any remainder shall be held fm the benefit of the Tenant for one (1) year after the date of sale. If no claim is made by the Tenant within one (1) year. the same shall become the property at the Owner and additional costs of storage and administration paid there train.

25.

BINDING ON HEIRS AND ASSIGNS: The terms, conditions and provisions of this Agreement shall apply to and bind the heirs, executors, successors and assigns of the parties hereto.

26.

NOTICES: Any notice, request. Instruction, legal process or other document to be given under this Agreement shall be in writing, and hand delivered or mailed by certified mail, return receipt requested, as set forth below.

To Owner :

POWDERHORN PROPFRTIES, LLC

100 El Paso Road

Bakersfield, CA 93314-3718

To Tenant(s):

ENERGENX, INC.

P.O. Box 2008

Coeur d’Alene, ID 83816

It Is Tenants responsibility to notify the U.S. Post Office of any address change upon vacating the Premises, or, In the alternative, Tenant may send to the Owner, by certified mall, a written notice of address change.

27.

VENUE AND JUSRIDICTION:  The venue for any action under this Agreement shall be in Kootenai County, Idaho, and the law of the State of Idaho shall apply.

28.

FULL AGREEMENT AND MODIFICATION: This Agreement, and the attachments hereto constitute the full understanding and agreement between the parties with respect to the Tenant’s possession of the Premises. This Agree shall not be modified or amended, except by a written instrument, signed by all parties.

29.

SEVERABILITY: In the event any one or more of the provisions contained In this Agreement shall for any reason be held to be invalid, illegal, unconscionable or unenforceable in any respect, such invalidity illegality, unconscionability or unenforceability shall not affect any other provision hereto, and this Agreement shall be construed as if such invalid, illegal, unconscionable or unenforceable provision had never been contained herein and all other terms and provisions hereof will nevertheless remain effective and be in force to the fullest extent permitted by law

30.

ATTORNEYS FEES: In the event of any action necessary to enforce the provisions 01 this Agreement, the prevailing party shall be entitled to an award of all attorney fees, costs and other expenses related to said action

IN WITNESS of our mutual understanding and consent, we havo signed this Agreement on the dates indicated below.

OWNER:

Donald L. Poteet, Managing Member

POWDERHORN PROPERTIES, LLC

EIN 82-0511561

TENANT:

Gary Bedini, resident/Director

ENERGENX, INC.

EIN 82-0516297

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